Exhibit 99.1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto) is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.


                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized representatives as of September 1, 2005.


                                         PALISADE CAPITAL MANAGEMENT, L.L.C.

                                         By: /s/ Steven Berman
                                             -----------------------------
                                             Steven Berman, Member


                                        PALISADE CONCENTRATED HOLDINGS, L.L.C.

                                        By: /s/ Steven Berman
                                            --------------------------
                                            Steven Berman, Member


                                         PALISADE CONCENTRATED EQUITY
                                         PARTNERSHIP, L.P.

                                         By: PALISADE CONCENTRATED HOLDINGS,
                                             L.L.C., General Partner

                                         By: /s/ Steven Berman
                                             -----------------------------
                                             Steven Berman, Member


                                             /s/ Dennison Veru
                                             -----------------------------
                                             Dennison Veru